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                                                                    EXHIBIT 10.9


                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT dated as of December 15, 2000 by and between Novirio Pharmaceuticals Limited, a company organized and existing in the Cayman Islands with a mailing address c/o Walker Secretaries, Walker House, Grand Cayman, Cayman Islands (the "Company"), and Paul A. Brooke, with a mailing address at 21 East 90th Street, #14AB, New York, New York 10128 (the "Consultant").

                                    RECITALS

         1. The Company is engaged in the business of developing and commercializing pharmaceuticals for the treatment of human viral diseases (the "Business").

         2. The Company desires to engage the Consultant for and the Consultant desires to provide the services set forth in this Agreement.

         3. In connection therewith, the Consultant and the Company mutually desire to enter into this Agreement effective as of the date hereof and agree that this Agreement will govern all of the work performed by the Consultant for or on behalf of the Company.

         NOW,THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Consultant hereby agrees as follows:

         1. Term. The Company agrees to engage the Consultant, and the Consultant agrees to accept such engagement, to provide advisory, consulting and other services to the Company on the terms and conditions hereinafter provided, commencing as of the date hereof and terminating on December 15, 2003 (the "Term"), unless terminated sooner pursuant to Section 9 hereof.

         2. Services and Commitment.

                  (a) Services. The Consultant shall provide consulting, advisory and other services in furtherance of the Business. Such services shall include, without limitation, (i) performing the functions described on Exhibit A hereto and (ii) such other responsibilities as the Company and the Consultant may agree (together, the "Services").

                  (b) Commitment. Consultant agrees to make himself available to render the Services at such times and locations as may be mutually agreed provided, however, that the Consultant shall not be required to devote more than the equivalent of two days a month to the performance of the Services.

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         3. Compensation and Expenses.

                  (a) Compensation. In exchange for services to be rendered by the Consultant, the Company will, subject to the terms and conditions set forth in a Stock Restriction Agreement dated as of the date hereof, issue to the Consultant Sixty Thousand (60,000) Ordinary Shares, par value $.001 per share (the "Ordinary Shares"). The Ordinary Shares will vest in three equal installments to the extent of 20,000 Ordinary Shares on each of the first, second and third anniversaries of the date of this Agreement, provided that the Consultant is as of the respective date then providing Services to the Company. As of the date hereof, the current per share fair market value as determined in good faith by the Board of Directors is $2.00 per share. The Company will make no cash payment for the Services rendered by the Consultant.

                  (b) Business Expenses. During the Term, the Company shall reimburse the Consultant, in accordance with the Company policy then in effect, for all reasonable and necessary expenses incurred by the Consultant in furtherance of the Business or in connection with the Services, including without limitation, travel, board, lodging, telephone and postage. To obtain reimbursement, the Consultant shall submit to the Company an itemized statement of such expenses along with copies of bills and receipts.

         4. Non-Solicitation. Except as otherwise provided in this Section 4, at all times during the Term, and for a period of eighteen (18) months thereafter, the Consultant shall not:

                  (a) induce or attempt to induce any customer, dealer or distributor of the Company to reduce such customer's, dealer's or distributor's business with the Company; or

                  (b) solicit any of the Company's consultants or employees to leave the employ of the Company or hire or cause to be hired any person who was during or for six (6) months after the termination of the Consultant's engagement by the Company, a consultant or employee of the Company.

         5. Copyright. The Consultant acknowledges that all works of authorship and all mask works that fall within the scope of the Services which the Consultant is engaged to provide to the Company are owned by the Company and are works made for hire. Accordingly, the Consultant agrees to assign and hereby assigns to the Company any and all copyrights and mask work registration rights, and all other mask work rights in all material prepared by him in the performance of his Services hereunder. The Consultant further agrees to, to execute and deliver both during and after the Term such assignments, instruments and applications as may be required to allow the Company to perfect its rights in copyrights, mask work registration rights and other mask work rights assigned pursuant to this Section 5 by the Consultant to the Company. The Consultant waives all "moral" rights to any copyrights and mask work registration rights, and all other mask work rights in all material prepared by him in the performance of his Services hereunder.



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         6. Confidentiality. During the course of his engagement with the
Company, the Consultant may have access to, learn of, or participate in the development of the Company's confidential information or confidential information entrusted to the Company by other persons, corporations, or firms. The Company's confidential information includes matters not generally known outside of the Company, such as know-how, trade secrets, experimentation, research and developments relating to existing and future products and services to be or being marketed or used by the Company (whether or not such products or services are actually realized or pursued by the Company), and also any information which gives the Company a competitive advantage including, without limitation, data relating to the general business operations of the Company (e.g., sales, costs, profits, organizations, customer lists, pricing methods, etc.). Confidential information shall not include information that may be demonstrated by the Consultant to have been known by the Consultant prior to the date hereof or which is otherwise disclosed to the Consultant by a third party who is not under any confidentiality obligation preventing such disclosure. The Consultant agrees to hold the Company's confidential information in confidence and not disclose any such confidential information to any person, corporation or firm (other than the Company). The Consultant further agrees not to make use of such confidential information except on the Company's behalf whether or not such information is produced by his own efforts. These restrictions shall apply to all of the Company's confidential information whether such information is in written, oral, magnetic, optical or in some other form. The Consultant understands and agrees that his confidentiality obligations under this Section 6 shall continue during and after the termination of the Term hereof until such confidential information becomes generally available to the public through legitimate means. It is understood and agreed that specific information which the Consultant may receive, observe, perceive, create, develop or learn while a consultant to the Company shall not be deemed to be generally available to the public merely because such specific information is embraced by more general information which is generally available to the public.

         7. Return of Information. At the end of the Term or at any time upon the request of the Company, the Consultant agrees to deliver to the Company all records, drawings, notebooks, documents, computer disks and tapes and other data in any and all forms (without retaining copies) which pertain to the Company's confidential information (whether prepared by the Consultant or others), and also to return to the Company any equipment, tools, computers or other devices owned by the Company and in his possession, provided however that the Consultant shall have the right to retain one copy of such materials for his personal records (but in any event not to be used in a manner inconsistent with the terms of this Agreement). The Consultant agrees that the above documents, data and devices are the exclusive property of the Company and shall not be copied or removed from the Company premises except in the pursuit of the Business and in connection with the performance of the Services.

         8. Representations and Covenants.

                  (a) The Consultant hereby represents that he is not subject to any agreement, restriction, right or interest in any way limiting the scope of this Agreement or his engagement by the Company. The Consultant covenants that he will not during the term hereof enter into or grant to anyone any agreements, restrictions, rights or interests that limit in any way the scope of this Agreement or his engagement



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                           by the Company. The Consultant will not disclose to
                           the Company, or induce the Company to use, any confidential information of other persons, corporations, or firms including his present or former employers (if any).

                  (b) Set forth on Exhibit B hereto is a list of all companies, institutions, entities and individuals with whom the Consultant has current representative, consultant, employment, business partnership or similar relationships or of which the Consultant owns greater than 5% of outstanding voting securities, and a description of all agreements with such parties. The Consultant shall notify the Company in writing promptly whenever there is any change to this list.

         9. Termination of Engagement. Notwithstanding the provisions of Section 1, the Consultant's engagement hereunder shall terminate under the following circumstances:

                  (a) Death or Disability. The Consultant's engagement hereunder shall immediately terminate upon his death or disability. For purposes of this Agreement, the Consultant shall be deemed disabled if in the good faith opinion of the Company's Board of Directors, the Consultant is unable to substantially perform the Services due to illness, injury, accident or condition of either a physical or psychological nature for a period longer than ninety (90) days.

                  (b) Termination by the Company for Cause. The Company may terminate the Consultant's engagement for "Cause" after prior written notice to the Consultant setting forth in reasonable detail the nature of such Cause. For the purposes hereof, "Cause" shall be determined in good faith by the Company's Board of Directors and shall include (but not be limited to):

                           (i) the conviction of the Consultant by a court of competent jurisdiction of any felony, misdemeanor or any criminal offense involving dishonesty or breach of trust against the Company or any subsidiary of the Company or misappropriation of any property of the Company or any subsidiary of the Company or the entering of a plea by the Consultant of nolo contendre thereto;

                           (ii) the commission by the Consultant of an act of fraud upon the Company or any subsidiary of the Company;

                           (iii) the Consultant's willful violation of any United States federal, state or local or foreign government law, rule or regulation relating to the Business or otherwise governing the operation of the Company or any subsidiary of the Company;

                           (iv) failure of the Consultant to perform the Services, which failure continues for more than twenty (20) business days after Consultant is given notice setting forth in reasonable detail the unfulfilled obligations of the Consultant; or



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                           (v)      any other material breach by the Consultant
                                    of this Agreement, which breach continues for more than twenty (20) business days after the Consultant is given notice setting forth in reasonable detail the nature of such breach.

                           (c)      Termination by the Consultant. The
                                    Consultant may terminate his engagement for any reason whatsoever upon thirty (30) days' prior written notice to the Company.

         10. Consequences of Termination. Upon the Consultant's termination, the Consultant shall be entitled to receive from the Company only reimbursement of expenses that have been incurred through the date of such termination in accordance with the terms of Section 3 of this Agreement. Any Ordinary Shares that have not vested as of the date of termination shall thereupon be deemed for all purposes to have been forfeited as of such date, and the Consultant shall have no further rights with respect thereto. All forfeited Ordinary Shares shall be deemed to have been transferred to and redeemed by the Company without the need for any payment to the Consultant or any action by the Company or any other person as of the date of such forfeiture, and the Consultant shall, immediately upon the request of the Company, deliver to the Company all certificates evidencing the forfeited Ordinary Shares, duly endorsed for transfer to the Company or its designee.

         11. Independent Contractor. Both the Company and the Consultant agree that the Consultant acts as an independent contractor in the performance of his Services under this Agreement. Nothing in this Agreement shall be deemed to make the Consultant an employee, partner or agent for the Company or any subsidiary of the Company, nor shall either party have any authority to band the other in any respect. Accordingly, the Consultant shall be responsible for payment of, and shall indemnify and hold the Company harmless against, all taxes, including, without limitation, federal, state and local taxes and taxes assessed by foreign countries arising out of the Consultant's activities in accordance with this Agreement, including by way of illustration but not limitation, federal and state income tax, Social Security tax, a foreign country's income tax, unemployment insurance taxes, Medicare taxes and any other taxes, or business license fees as required.

         12. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing addressed to the Consultant or if to the Company, to its Chief Executive Officer, and shall be deemed duly given if delivered personally or sent by registered or certified mail, postage paid, return receipt requested, and deposited in the U.S. Mail. Any such notice shall be deemed to be given on the date of personal delivery or as of the third day after the date mailed. Either party may, by notice in writing to the other party, change the address to which notices to it or him are to be addressed hereunder.

         13. Miscellaneous.

                  (a) Entire Agreement; Amendments; Waivers. This Agreement contains the entire understanding of the parties regarding its subject matter and any amendment to



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                           this Agreement, and any waiver of any provision
                           hereof, shall be in writing and shall require the prior written approval of the Chief Executive Officer of the Company and the Consultant. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof.

                  (b) Survival. Except as otherwise provided in this Agreement, the obligations of the Company and the Consultant contained in Sections 4, 5, 6, 7, 8 and 12 of this Agreement and this Section 13 shall survive the termination of this Agreement.

                  (c) Governing Law; Consent to Jurisdiction. The Consultant agrees that any dispute in the meaning, effect or validity of this Agreement shall be resolved in accordance with the laws of the Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof. The Consultant hereby agrees to submit to the nonexclusive jurisdiction of the courts in and of the Commonwealth of Massachusetts and to the courts to which an appeal of the decisions of such courts may be taken and consents that service of process with respect to all courts in and of the Commonwealth of Massachusetts may be made by registered mail.

                  (d) Enforcement. In view of the substantial harm which will result from the breach by the Consultant of any of the covenants contained in Sections 4, 5, 6, 7 and 8 of this Agreement, the parties agree that such covenants shall be enforced to the fullest extent permitted by law. Accordingly, if, in any judicial proceeding, a court shall determine that such covenants are unenforceable because they cover too extensive a geographic area or survive for too long a period of time, or for any other reason, then the parties intend that such covenants shall be deemed to cover such maximum geographic area and maximum period of time and shall otherwise be deemed to be limited in such manner as will permit enforceability by such court. If any term or provision of this Agreement or the application thereof to any circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application to other persons and circumstances shall not be affected thereby and each term and provision hereof shall be enforced to the fullest extent permitted by law.

                  (e) Remedies. The Consultant agrees that his breach of any of the provisions of Sections 4, 5, 6, 7 or 8 of this Agreement will cause irreparable damage to the Company and that the recovery by the Company of money damages will not alone constitute an adequate remedy for such breach. Accordingly, the Consultant agrees that such provisions may be specifically enforced against him, in addition to any other rights or remedies available to the Company on account of any such breach.

                  (f)      Indemnification.

                           (i) The Consultant will indemnify and hold the Company harmless, and will defend the Company against any and all loss, liability, damage, claims,

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                                    demands or suits and related costs and
                                    expenses to persons or property that arise, directly or indirectly, from either acts or omissions of the Consultant, or material breach by Consultant of any term or condition of this Agreement which results in harm to the Company.

                           (ii) The Company will indemnify and hold the Consultant harmless, and will defend the Consultant against any and all loss, liability, damage, claims, demands or suits and related costs and expenses to persons or property that arise, directly or indirectly, from breach by the Company of any term or condition of this Agreement, and from acts taken by the Consultant in furtherance of the Business and in connection with the performance of the Services if he (a) acted in good faith, in accordance with this Agreement and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and (b) with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         (g) Successors and Assigns. This Agreement shall be binding upon the Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns and personal representatives; provided, however, that the Consultant may not delegate his obligations arising pursuant to this Agreement.

         (h) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

         (i) Public Disclosure. The Company shall have the right to disclose the terms of this Agreement and the transactions contemplated by this Agreement as well as to disclose the Consultant's name and likeness in any regulatory filings and publicity materials prepared by it and in presentations to current or prospective clients, investor and other third parties. Without obtaining the prior written consent of the Company, the Consultant shall not use the Company's name in any publications or publicity or other materials prepared by or on behalf of the Consultant.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed document on the date first above written.

                                       NOVIRIO PHARMACEUTICALS LIMITED



                                       By: /s/ Jean-Pierre Sommadossi
                                           _____________________________________
                                           Jean-Pierre Sommadossi
                                           Chairman and Chief Executive Officer


                                       /s/ Paul A. Brooke
                                       _________________________________________
                                       Paul A. Brooke



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                                    EXHIBIT A

                              DUTIES OF CONSULTANT

1. Advise the Company's management in the preparation of such reports, prospectus, information statements, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation as may be reasonably necessary to properly present the Company in furtherance of its Business to other entities, individuals, investors and prospective investors.

2. Advise the Company's management on matters related to corporate finance, including the nature, structure, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents.

3. Advise the Company's management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents.

4. Advise the Company's management regarding company operations, staffing, strategy, and other issues as the Company may reasonably request which relate to the building of shareholder value.



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                                    EXHIBIT B

                              CURRENT AFFILIATIONS




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